Exhibit 99.1

Apple Reports First Quarter Results

Revenue up 11 percent to new all-time record

iPhone, Mac, Wearables, and Services revenue reach new all-time highs

CUPERTINO, California — January 27, 2022 — Apple® today announced financial results for its fiscal 2022 first quarter ended December 25, 2021. The Company posted an all-time revenue record of $123.9 billion, up 11 percent year over year, and quarterly earnings per diluted share of $2.10.

“This quarter’s record results were made possible by our most innovative lineup of products and services ever,” said Tim Cook, Apple’s CEO. “We are gratified to see the response from customers around the world at a time when staying connected has never been more important. We are doing all we can to help build a better world — making progress toward our goal of becoming carbon neutral across our supply chain and products by 2030, and pushing forward with our work in education and racial equity and justice.”

“The very strong customer response to our recent launch of new products and services drove double-digit growth in revenue and earnings, and helped set an all-time high for our installed base of active devices,” said Luca Maestri, Apple’s CFO. “These record operating results allowed us to return nearly $27 billion to our shareholders during the quarter, as we maintain our target of reaching a net cash neutral position over time.”

Apple’s board of directors has declared a cash dividend of $0.22 per share of the Company’s common stock. The dividend is payable on February 10, 2022 to shareholders of record as of the close of business on February 7, 2022.

Apple will provide live streaming of its Q1 2022 financial results conference call beginning at 2:00 p.m. PT on January 27, 2022 at apple.com/investor/earnings-call. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for return of capital, the payment of its quarterly dividend, and its investment plans and environmental initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of developing, acquiring, and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; failure to obtain or create digital content that appeals to the Company’s customers, or to make such content available on commercially reasonable terms; the dependency of the Company on third-party intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the intense media, political, and regulatory scrutiny, which exposes the Company to increasing regulation, government investigations, legal actions, and penalties; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of highly skilled employees, including key personnel; political events, trade and other international disputes, war, terrorism, natural disasters, public health issues, industrial accidents, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates, the adoption of new US or international tax legislation, and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2022 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 25, 2021	December 26, 2020
Net sales:
Products	$104,429	$95,678
Services	19,516	15,761
Total net sales (1)	123,945	111,439
Cost of sales:
Products	64,309	62,130
Services	5,393	4,981
Total cost of sales	69,702	67,111
Gross margin	54,243	44,328

Operating expenses:
Research and development	6,306	5,163
Selling, general and administrative	6,449	5,631
Total operating expenses	12,755	10,794

Operating income	41,488	33,534
Other income/(expense), net	(247)	45
Income before provision for income taxes	41,241	33,579
Provision for income taxes	6,611	4,824
Net income	$34,630	$28,755

Earnings per share:
Basic	$2.11	$1.70
Diluted	$2.10	$1.68
Shares used in computing earnings per share:
Basic	16,391,724	16,935,119
Diluted	16,519,291	17,113,688

(1) Net sales by reportable segment:
Americas	$51,496	$46,310
Europe	29,749	27,306
Greater China	25,783	21,313
Japan	7,107	8,285
Rest of Asia Pacific	9,810	8,225
Total net sales	$123,945	$111,439

(1) Net sales by category:
iPhone	$71,628	$65,597
Mac	10,852	8,675
iPad	7,248	8,435
Wearables, Home and Accessories	14,701	12,971
Services	19,516	15,761
Total net sales	$123,945	$111,439

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	December 25, 2021	September 25, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$37,119	$34,940
Marketable securities	26,794	27,699
Accounts receivable, net	30,213	26,278
Inventories	5,876	6,580
Vendor non-trade receivables	35,040	25,228
Other current assets	18,112	14,111
Total current assets	153,154	134,836

Non-current assets:
Marketable securities	138,683	127,877
Property, plant and equipment, net	39,245	39,440
Other non-current assets	50,109	48,849
Total non-current assets	228,037	216,166
Total assets	$381,191	$351,002

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$74,362	$54,763
Other current liabilities	49,167	47,493
Deferred revenue	7,876	7,612
Commercial paper	5,000	6,000
Term debt	11,169	9,613
Total current liabilities	147,574	125,481

Non-current liabilities:
Term debt	106,629	109,106
Other non-current liabilities	55,056	53,325
Total non-current liabilities	161,685	162,431
Total liabilities	309,259	287,912

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,340,851 and 16,426,786 shares issued and outstanding, respectively	58,424	57,365
Retained earnings	14,435	5,562
Accumulated other comprehensive income/(loss)	(927)	163
Total shareholders’ equity	71,932	63,090
Total liabilities and shareholders’ equity	$381,191	$351,002

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	December 25, 2021	December 26, 2020
Cash, cash equivalents and restricted cash, beginning balances	$35,929	$39,789
Operating activities:
Net income	34,630	28,755
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,697	2,666
Share-based compensation expense	2,265	2,020
Deferred income tax expense/(benefit)	682	(58)
Other	167	25
Changes in operating assets and liabilities:
Accounts receivable, net	(3,934)	(10,945)
Inventories	681	(950)
Vendor non-trade receivables	(9,812)	(10,194)
Other current and non-current assets	(4,921)	(3,526)
Accounts payable	19,813	21,670
Deferred revenue	462	1,341
Other current and non-current liabilities	4,236	7,959
Cash generated by operating activities	46,966	38,763
Investing activities:
Purchases of marketable securities	(34,913)	(39,800)
Proceeds from maturities of marketable securities	11,309	25,177
Proceeds from sales of marketable securities	10,675	9,344
Payments for acquisition of property, plant and equipment	(2,803)	(3,500)
Other	(374)	195
Cash used in investing activities	(16,106)	(8,584)
Financing activities:
Payments for taxes related to net share settlement of equity awards	(2,888)	(2,861)
Payments for dividends and dividend equivalents	(3,732)	(3,613)
Repurchases of common stock	(20,478)	(24,775)
Repayments of term debt	—	(1,000)
Proceeds from/(Repayments of) commercial paper, net	(1,000)	22
Other	(61)	(22)
Cash used in financing activities	(28,159)	(32,249)
Increase/(Decrease) in cash, cash equivalents and restricted cash	2,701	(2,070)
Cash, cash equivalents and restricted cash, ending balances	$38,630	$37,719
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$5,235	$1,787
Cash paid for interest	$531	$619